UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

Rapid7, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37496	35-2423994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 247-1717

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 8, 2018, Rapid7, Inc. (“Rapid7”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc. and RBC Capital Markets LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), relating to the sale by Rapid7 of an aggregate of $200.0 million principal amount of its 1.25% Convertible Senior Notes due 2023 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Rapid7 also granted the Initial Purchasers an option to purchase, within a 13-day period from, and including, the initial issuance date of the Notes, up to an aggregate of $30.0 million additional principal amount of Notes (the “Option”). Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

A copy of the Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Indenture and Notes

On August 13, 2018, Rapid7 issued an aggregate of $230.0 million principal amount of Notes, including $30.0 million of Notes following the Initial Purchasers’ exercise of the Option, pursuant to an Indenture, dated August 13, 2018 (the “Indenture”), between Rapid7 and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest from August 13, 2018 at a rate of 1.25% per annum payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2019. The Notes will mature on August 1, 2023, unless earlier converted, redeemed or repurchased.

The net proceeds from this offering are expected to be approximately $222.9 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by Rapid7. Rapid7 used a portion of the net proceeds from this offering to pay the cost of the capped call transactions described below. Rapid7 intends to use the remainder of the proceeds from this offering for working capital and other general corporate purposes. Rapid7 may also use a portion of the proceeds from this offering for acquisitions or strategic investments in businesses or technologies, although Rapid7 does not currently have any plans for any such acquisitions or investments.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding February 1, 2023, only under the following circumstances: (1) during any calendar quarter commencing after the fiscal quarter ending on December 31, 2018 (and only during such calendar quarter), if the last reported sale price of Rapid7’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five-business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Rapid7’s common stock and the conversion rate for the Notes on each such trading day; (3) if Rapid7 calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after February 1, 2023, holders may convert all or any portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions. Upon conversion, Rapid7 will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Rapid7’s election.

The conversion rate for the Notes is initially 24.0460 shares of Rapid7’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $41.59 per share of common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following Rapid7’s issuance of a notice of redemption, Rapid7 will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or during the related redemption period in certain circumstances.

Rapid7 may not redeem the Notes prior to August 6, 2021. Rapid7 may redeem for cash all or any portion of the Notes, at its option, on or after August 6, 2021 if the last reported sale price of Rapid7’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Rapid7 provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If Rapid7 undergoes a fundamental change (as defined in the Indenture) at any time prior to the maturity date, holders will have the right, at their option, to require Rapid7 to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) Rapid7 defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (2) Rapid7 defaults in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by Rapid7 to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days; (4) failure by Rapid7 to give a fundamental change notice or notice of a specified corporate event, in each case when due; (5) failure by Rapid7 to comply with its obligations under the Indenture with respect to consolidation, merger and sale of Rapid7’s assets; (6) failure by Rapid7 for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of Rapid7’s other agreements contained in the Notes or Indenture; (7) Rapid7 or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $30.0 million (or its foreign currency equivalent) in the aggregate of Rapid7 and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (a) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (b) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grant period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to Rapid7 by the Trustee or to Rapid7 and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Rapid7 or any of its significant subsidiaries. If an event of default occurs and is continuing under the Indenture (other than an event of default described in clause (8) above), either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid interest on the Notes to be immediately due and payable. In case of certain events of default described in clause (8) above with respect to Rapid7, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

The Notes are Rapid7’s general unsecured obligations and rank senior in right of payment to all of Rapid7’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of Rapid7’s existing and future liabilities that are not so subordinated; effectively junior to any of Rapid7’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Rapid7’s current or future subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On August 8, 2018, concurrently with the pricing of the Notes, Rapid7 entered into capped call transactions with certain Initial Purchasers or their respective affiliates and other financial institutions (the “Option Counterparties”). The capped call transactions are expected to offset the potential dilution to Rapid7’s common stock upon any conversion of Notes, with such reduction and/or offset subject to a cap initially equal to $63.98 per share (which initially represents a premium of 100% over the last reported sale price of Rapid7’s common stock on August 8, 2018). The capped call transactions are separate transactions, entered into by Rapid7 with the Option Counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of common stock.

The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01.	Other Events.

On August 7, 2018, Rapid7 issued a press release announcing the proposed Note offering. A copy of the press release is filed herewith as Exhibit 99.3.

On August 9, 2018, Rapid7 issued a press release announcing the pricing of the Note offering. A copy of the press release is filed herewith as Exhibit 99.4.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the offering of the Notes, the effects of the capped call transactions, and Rapid7’s expectations regarding the expected net proceeds from the offering and use of those net proceeds. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Rapid7 expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in Rapid7’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Rapid7’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Rapid7’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Rapid7 disclaims any obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 13, 2018, by and between Rapid7, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing Rapid7, Inc.’s 1.25% Convertible Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Purchase Agreement, dated August 8, 2018, by and among Rapid7, Inc. and Barclays Capital Inc. and RBC Capital Markets, LLC.

99.2	Form of Confirmation for Capped Call Transactions.

99.3	Press Release issued by Rapid7, Inc. on August 7, 2018.

99.4	Press Release issued by Rapid7, Inc. on August 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID7, INC.

By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer

Date: August 13, 2018